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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           WASHINGTON BANKING COMPANY
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             (Exact name of registrant as specified in its charter)

               WASHINGTON                                 91-1725825
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(State of Incorporation or organization) (I.R.S. Employer or Identification No.)

1421 S.W. BARLOW STREET, OAK HARBOR, WA                     98277
(Address of principal executive offices)                 (Zip Code)

       Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
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                                     (Title of class)

1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Washington Banking Company filed a Registration Statement on Form SB-2 on April 10, 1998 (File No. 333-49925) and thereafter amended it in Amendment
No. 1 filed June 3, 1998 (the "Registration Statement"). The description of Registrant's Securities described in such Registration Statement is incorporated herein by reference.

2.   EXHIBITS

     Exhibit No.                     Description
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     1.1                      Form of Specimen Stock Certificate.
                              Incorporated by reference to Exhibit 4 of the Registration Statement.




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2.1                         Articles of Amendment to Articles of Incorporation.
                            Incorporated by reference to Exhibit 3.1 of the Registration Statement.

2.2                         Amended and Restated Articles of Incorporation.
                            Incorporated by reference to Exhibit 3.2 of the Registration Statement

2.3 Bylaws of the Registrant. Incorporated by reference to Exhibit 3.3 of the Registration Statement.

3.1 Washington Banking Company Employee Stock Option Plan. Incorporated by reference to Exhibit 10.1 of the Registration Statement

3.2 Washington Banking Company Director Stock Option Plan. Incorporated by reference to Exhibit 10.2 of the Registration Statement.

3.3 Washington Banking Company Form of Employee Stock Option Agreement. Incorporated by reference to
                            Exhibit 10.3 of the Registration Statement.

3.4 Washington Banking Company Form of Director Stock Option Agreement. Incorporated by reference to
                            Exhibit 10.4 of the Registration Statement.

3.5 Buy Sell Agreement and First Amendment to Buy Sell Agreement. Incorporated by reference to Exhibit 10.5 of the Registration Statement.
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                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                      WASHINGTON BANKING COMPANY




Date: June 22, 1998                   By:  /s/ MICHAL D. CANN
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                                           Michal D. Cann
                                           President and Chief Executive Officer



















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